Exhibit 99.1

PROPOSAL 4—APPROVAL OF THE 2015 STOCK INCENTIVE PLAN

On March 19, 2015, our Board of Directors adopted, subject to stockholder approval, the 2015 Stock Incentive Plan (the “2015 Plan”). The 2015 Plan, if approved by our stockholders, will replace our 2006 Stock Incentive Plan, as amended to date (the “2006 Plan”), which expires by its terms on May 15, 2016. If the 2015 Plan is approved by stockholders, the 2006 Plan will terminate, and all then outstanding awards under the 2006 Plan will remain in effect, but no additional awards will be made under our 2006 Plan. However, the terms of the 2006 Plan will continue to apply to awards previously granted under the 2006 Plan.

As of March 31, 2015, options to purchase an aggregate of 9,338,011 shares of common stock were outstanding under all equity incentive plans in aggregate with a weighted average exercise price of $6.94 and a weighted average remaining contractual life of 7.4 years. As of March 31, 2015, no restricted stock awards, restricted stock units or stock appreciation rights were outstanding under all equity incentive plans in aggregate.

As further described below, the 2015 Plan would allow for the issuance of 6,900,000 new shares of common stock plus up to 1,716,000 shares of common stock that may remain available for issuance under the previously approved 2006 Plan immediately prior to the effectiveness of the 2015 Plan, all of which shares would rollover and become available for issuance under the 2015 Plan upon its effectiveness. Solely to the extent that any of the 9,331,347 shares of common stock subject to awards that are currently issued and outstanding under the 2006 Plan expire, terminate, are surrendered, cancelled or forfeited, such shares also will become available for the future grant of awards under the 2015 Plan. All of the foregoing share numbers are subject, in the case of incentive stock options, to any limitations under the Code, and are also subject to adjustment upon stock splits, stock dividends, and other specified events.

The 2015 Plan is intended to be a broad-based plan that allows for the issuance of equity awards within our organization. Approximately 66 employees, or about 97% of our employee population, currently participate in our equity incentive compensation programs. In addition, our non-employee directors and consultants currently participate in our equity incentive compensation programs. The Board of Directors believes that approving the 2015 Plan is appropriate and in the best interests of stockholders given the highly competitive environment in which we recruit and retain employees, the burn rate of our peers and our historical rate of issuing equity awards. Our Board of Directors and management will carefully consider all proposed grants under the 2015 Plan.

In developing our share request for the 2015 Plan and analyzing the impact of utilizing equity on our shareholders, we considered our “burn rate” and “overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our historical awards granted for the 2012 through 2014 period and the corresponding burn rate.

Fiscal Year	Options Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate (1)
2014	2,224,200	98,367,149	2.3%
2013	3,026,450	93,982,920	3.2%
2012	1,753,800	73,965,246	2.4%
Three-Year Average			2.6%

(1)	“Gross Burn Rate” is defined as the number of shares of common stock underlying options granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 31, 2014 was 10.2%. After giving effect to the proposed adoption of the 2015 Plan, total overhang would have been 15.6% at December 31, 2014.

Summary of the 2015 Stock Incentive Plan

The following summary of the 2015 Plan is qualified in its entirety by reference to the full text of the 2015, as proposed, which is attached as Appendix B to this Proxy Statement. In addition, a copy of the 2015 Plan, as proposed, may be obtained by making a written request to our Corporate Secretary at Achillion Pharmaceuticals, Inc., 300 George Street, New Haven, Connecticut 06511. References to the Board of Directors in this summary shall include the Compensation Committee of the Board of Directors or any similar committee appointed by the Board of Directors to administer the 2015 Plan.

Material features of the 2015 Plan include the following:

•	Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the 2015 Plan as an award of 1.2 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•	The 2015 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements and provides that stock appreciation rights (“SARs”) will be counted against the shares available under the 2015 Plan based on the full number of shares subject to the SAR regardless of the number of shares actually used to settle the SAR;

•	The award of stock options (both incentive and nonstatutory options), SARs, restricted stock, restricted stock units (“RSUs”) and other stock-based awards is permitted;

•	The 2015 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval;

•	Stockholder approval is required prior to an amendment to the 2015 Plan that would (i) materially increase the number of shares available, (ii) expand the types of available awards, (iii) materially expand the class of participants eligible to participate, or (iv) materially increase the benefits available to participants; and

•	The 2015 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Types of Awards; Shares Available for Issuance

The 2015 Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock awards, RSUs and other stock-based awards. We refer to these securities as “Awards.”

The 2015 Plan would allow for the issuance of 6,900,000 new shares of common stock plus up to 1,716,000 shares of common stock that may remain available for issuance under the previously approved 2006 Plan immediately prior to the effectiveness of the 2015 Plan, all of which shares would rollover and become available for issuance under the 2015 Plan upon its effectiveness. Solely to the extent that any of the 9,331,347 shares of common stock subject to awards that are currently issued and outstanding under the 2006 Plan expire, terminate, are surrendered, cancelled or forfeited, such shares also will become available for the future grant of awards under the 2015 Plan. All of the foregoing share numbers are subject, in the case of incentive stock options, to any limitations under the Code, and are also subject to adjustment upon stock splits, stock dividends, and other specified events. Certain sub-limitations apply to the shares available for issuance under the 2015 Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2015 Plan may not exceed 1,500,000 shares per fiscal year (subject to adjustment upon stock splits, stock dividends, and other specified events). The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not our employees at the time of grant will be 10% of the maximum number of shares authorized for issuance under the 2015 Plan.

Subject to adjustment in the event of stock splits, stock dividends or other specified events, any Award that is not a full-value award will be counted against the share limits specified in the 2015 Plan and the sub-limitations described above related to grants to non-employee directors as 1.2 shares for each one share of common stock subject to such full-value award. A “full-value award” is any Award of restricted stock, RSUs or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the 2015 Plan, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.2 shares is returned to the 2015 Plan, each applicable share reserve will be credited with 1.2 shares.

For purposes of counting the number of shares available for grant under the 2015 Plan and the sub-limitations described above:

•	All shares of common stock covered by SARs will be counted against the number of shares available for grant under the 2015 Plan and the sub-limitations described above. However, if a SAR is granted in tandem with an option for the same number of shares of common stock and the grant provides that only one such Award may be exercised, only the shares covered by the option will be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2015 Plan.

•	If any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such Award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award will be added back to the number of shares available for the future grant of Awards.

•	Shares of common stock delivered to us by a participant to (i) purchase shares of common stock upon the exercise of an Award or (ii) satisfy minimum statutory tax withholding obligations with respect to any Award (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for the future grant of Awards.

•	Shares of common stock repurchased by us on the open market using the proceeds from the exercise of an Award will not increase the number of shares available for future grant of Awards.

Substitute Awards granted under the 2015 Plan in connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity will not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2015 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Description of Awards

Options. An option is an award where the recipient receives the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees may receive “incentive stock options” as defined in Section 422 of the Code. An option that is not intended to be an incentive stock option is a “nonstatutory stock option”. Our Board of Directors establishes the exercise price of each option or the formula by which such exercise price will be determined. The exercise price will be specified in the applicable option agreement. Options may not be granted at an exercise price less than 100% of the fair market value of our common stock on the effective date of grant. Each option will be exercisable at such times and subject to such terms and conditions as the Board of Directors specifies in the applicable option agreement. However, no option will be granted under the 2015 Plan with a term in excess of 10 years. The 2015 Plan permits the following forms of payment of the exercise price of an option: (i) payment by cash, check or, except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker; (ii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by surrender to us of shares of our common stock owned by the participant valued at their fair market value; (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain shares of common stock otherwise issuable pursuant to the stock option; (iv) to the extent provided in the applicable option agreement or approved by our Board of Directors, by any other lawful means, or (v) by any combination of these forms of payment.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with options granted under the 2015 Plan. When a SAR is granted in tandem with a stock option, the SAR will be exercisable only at such time or times, and to the extent that the related stock option is exercisable (except to the extent designated by our Board of Directors in connection with an acquisition or change in control event) and will be transferable only with the related option. The 2015 Plan provides that the grant price or exercise price of an SAR may not be less than 100% of the fair market value per share of our common stock on the effective date of grant and that SARs granted under the 2015 Plan may not have a term in excess of 10 years.

No Repricings of Options or SARs; Other Limitations. With respect to options and SARS, unless such action is approved by stockholders or permitted under the terms of the 2015 Plan in connection with certain changes in capitalization and change in control events, we may not (i) amend any outstanding option or SAR granted under the 2015 Plan to provide an exercise price or grant price per share that is lower than the then-current exercise price or grant price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2015 Plan) and grant in substitution therefor new Awards under the 2015 Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity, covering the same or a different number of shares of common stock and having an exercise price or grant price per share lower than the then-current exercise price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or grant price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2015 Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market. No option or SAR granted under the 2015 Plan shall contain any provision entitling the grantee to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our common stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board of Directors in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Unit Awards. Instead of granting Awards for Restricted Stock, we may grant Awards entitling the recipient to receive shares of our common stock (or cash equal to the fair market value of such shares) to be delivered at a future date on or after such Award vests. We refer to these Awards as RSUs. A participant has no voting rights with respect to any RSUs. To the extent provided by our Board of Directors in its sole discretion, a grant of RSUs may provide the participant with a right to receive dividend equivalents, which may be settled in cash and/or shares of our common stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying RSUs.

Other Stock-Based Awards. Under the 2015 Plan, our Board of Directors may grant other Awards that are based upon our common stock or other property having such terms and conditions as the Board of Directors may determine including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2015 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of our common stock or cash, as our Board of Directors determines.

Performance Awards. In addition, Restricted Stock, RSUs and Other Stock-Based Awards under the 2015 Plan may be made subject to the achievement of performance goals. We refer to these types of Awards as “Performance Awards.” With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee shall specify, at the time of grant, that such Performance Award the degree of granting, vesting or payout will be subject to the achievement of one or more objective performance measures established by the Compensation Committee, which will be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Compensation Committee: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; and/or (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings and (ix) achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures will be adjusted to exclude any one or more of the following: (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (z) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code. Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on these or such other performance measures as the Board of Directors may determine.

Eligibility to Receive Awards. All of our employees, officers and directors, as well as our consultants and advisors, are eligible to be granted Awards under the 2015 Plan. As of March 31, 2015, approximately 66 individuals, including our employees, four executive officers and eight non-employee directors, would have been eligible to receive awards under the 2015 Plan. Awards under the 2015 Plan are discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On April 10, 2015, the last reported sale price of our common stock on the NASDAQ Global Market was $10.36 per share.

Transferability of Awards. Except as the Board of Directors may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards cannot be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are only exercisable by the participant.

Administration

Our Board of Directors administers the 2015 Plan and is authorized to adopt, alter and repeal the administrative rules, guidelines and practices relating to the 2015 Plan and to interpret the provisions of the 2015 Plan and any Award documentation and remedy any ambiguities, omissions or inconsistencies therein. Pursuant to the terms of the 2015 Plan, our Board of Directors may delegate authority under the 2015 Plan to one or more committees or subcommittees of our Board of Directors. To the extent permitted by applicable law, our Board of Directors may delegate to one or more of our officers the power to grant stock options and certain other Awards to our employees or non-executive officers and to exercise such other powers under the 2015 Plan as the Board of Directors may determine, provided that the Board of Directors shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer shall be authorized to grant Awards to any of our executive officers. Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5606(a)(2) of the NASDAQ Marketplace Rules.

The Board of Directors may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

All actions and decisions by the Board of Directors with respect to the 2015 Plan and any Awards shall be made in the Board of Director’s discretion and shall be final and binding on all persons having or claiming any interest in the 2015 Plan or in any Award.

No director, officer, other employee or agent acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination relating to or under the 2015 Plan. We will indemnify and hold harmless each director, officer, other employee or agent to whom any duty or power relating to the administration or interpretation of the 2015 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board of Director’s approval) arising out of any act or omission to act concerning the 2015 Plan unless arising out of such person’s own fraud or bad faith.

Provisions for Foreign Participants. The Board of Directors may modify Awards or options granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2015 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of common stock other than an ordinary cash dividend, (i) the number and class of securities available under the 2015 Plan, (ii) the share counting rules and sublimits set forth in the 2015 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share and per-share provisions and the grant price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by us (or substituted Awards may be made, if applicable) in the manner determined by our Board of Directors.

Without limiting the generality of the foregoing, in the event we effect a split of our common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

Consequences of a Merger or Other Reorganization Event. In connection with a merger or other reorganization event, our Board of Directors may take any one or more of the following actions as to all (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board of Directors determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between us and the participant):

•	provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice to a participant, provide that the participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice;

•	provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event;

•	in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (i) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (x) the price per share paid to common stockholders over (y) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

•	any combination of the foregoing.

The 2015 Plan also contains special rules related to the treatment of RSUs that are subject to Section 409A in connection with a reorganization event.

Upon the occurrence of a reorganization event other than a liquidation or dissolution of us, our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board of Directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a participant and us, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Amendment or Termination. Our Board of Directors may amend, modify or terminate any outstanding Award, including but not limited to, substituting another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to such action shall be required unless (i) the Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2015 Plan or (ii) that the change is permitted in connection with a change in capitalization or reorganization event.

Our Board of Directors may amend, suspend or terminate the 2015 Plan or any portion thereof at any time provided that (i) to the extent required to comply with Section 162(m), no Award intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, unless and until our stockholders approve the amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under NASDAQ rules may be made effective unless and until our stockholders approve such amendment; and (iii) from and after the effective date of an amendment to the NASDAQ corporate governance rules to no longer require stockholder approval of material amendments to equity compensation plans, no amendment to the 2015 Plan (A) materially increasing the number of shares authorized under the 2015 Plan (other than in connection with stock splits, stock dividends or other specified events), (B) expanding the types of Awards that may be granted under the 2015 Plan, or (C) materially expanding the class of participants eligible to participate in the 2015 Plan, shall become effective until stockholder approval is obtained.

Effective Date and Term of the 2015 Plan

The 2015 Plan will become effective on the date the plan is approved by our stockholders. No Awards will be granted under the 2015 Plan after the completion of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2015 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant (an “83(b) election”). If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

RSUs. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock Unit Awards. The tax consequences associated with any Other Stock Unit Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Achillion. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

The Board of Directors believes that adoption of the 2015 Stock Incentive Plan is in the best interests of Achillion and the best interests of our stockholders, and therefore, recommends a vote FOR this proposal.